Exhibit 32.1

CERTIFICATIONS OF PRESIDENT AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark McLaughlin, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Immudyne, Inc. for the quarterly period ended September 30, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Immudyne Inc.

Date: November 14, 2016	By:	/s/ Mark McLaughlin
Mark McLaughlin
(Principal Executive Officer and Principal Financial Officer)